Exhibit 10.5

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of December 27, 2021, is by and among CompoSecure, Inc., a Delaware corporation (formerly known as Roman DBDR Tech Acquisition Corp.), a Delaware corporation (the “Company”), CompoSecure Holdings, L.L.C., a Delaware limited liability company (“Holdings”) and such holders of Class B Units of Holdings from time to time party hereto.

WHEREAS, the Company, Holdings, Roman Parent Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company, and LLR Equity Partners IV, L.P., a Delaware limited partnership, have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 19, 2021, pursuant to which, among other things, the parties have agreed to enter into this Agreement as a condition to the consummation of the transactions contemplated therein and effect the transactions contemplated herein; and

WHEREAS, the parties hereto desire to provide for the exchange from time to time of Class B Units, and the surrender of shares of Class B Common Stock for cancellation, for cash or for shares of Class A Common Stock on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1     Definitions.

The following definitions shall for all purposes, unless the context otherwise clearly indicates, apply to the capitalized terms used in this Agreement.

“Acquirer” means the acquirer or surviving entity (which, for the sake of clarity, may be Holdings or the Company) in a Change of Control.

“Agreement” has the meaning set forth in the preamble hereto.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

“Cash Exchange Payment” means an amount in immediately available funds in U.S. dollars equal to the product of (a) the number of Class B Units Exchanged, multiplied by (b) the then-applicable Exchange Rate multiplied by (c) the average of the daily VWAP of a share of Class A Common Stock for the five (5) Trading Days immediately prior to the date of delivery of the relevant Exchange Notice.

“Certificate” means the Second Amended and Restated Certificate of Incorporation of the Company, as the same may be amended or amended and restated from time to time in accordance with its terms.

“Change of Control” has the meaning given to the term “Change in Control” in the Tax Receivable Agreement.

“Change of Control Exchange” has the meaning set forth in Section 2.1(e).

“Change of Control Exchange Time” has the meaning set forth in Section 2.1(e).

“Change of Control Notice” has the meaning set forth in Section 2.1(f).

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company.

“Class A Unit” means (a) a Class A Unit of Holdings, or (b) the common stock or other equity securities for which a Class A Unit has been converted or exchanged of a successor corporation or entity.

“Class B Unit” means (a) a Class B Unit of Holdings, or (b) the common stock or other equity securities for which a Class B Unit has been converted or exchanged of a successor corporation or entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise.

“Company” has the meaning set forth in the preamble hereto.

“Date of Exchange” means with respect to an Exchange pursuant to Section 2.1(a), but subject to Section 2.1(c), the date identified in the respective Exchange Notice (which may be the date on which the Exchange Notice is delivered to Holdings).

“Exchange” means an exchange of Class B Units (together with the cancellation of shares of Class B Common Stock) for cash or shares of Class A Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A, duly executed by the exchanging Holdings Unitholder or such Holdings Unitholder’s duly authorized attorney.

“Exchange Rate” means the number of shares of Class A Common Stock for which one Class B Unit is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 2.4 of this Agreement.

“Governmental Entity” means any court, tribunal, arbitrator, authority, agency, commission, legislative body or official of the United States or any state, or similar governing entity, in the United States or in a foreign jurisdiction.

“Holdings” has the meaning set forth in the preamble hereto.

“Holdings Unitholder” means each of the unitholders of Holdings that owns Class B Units and any Person that executes a joinder as set forth in Section 3.5 of this Agreement.

“Legal Proceeding” means any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Lien” means with respect to any property or asset, any lien, mortgage, pledge, charge, security interest or other encumbrance in respect of such property or asset.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Holdings, by and among the Company, Holdings, and the other parties thereto, dated the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“LLC Units” means the Class A Units and the Class B Units.

“Permitted Transferee” has the meaning set forth in Section 3.5.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity.

“Preferred Stock” has the meaning set forth in the Certificate.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, by and among the Company and the other parties thereto, dated as of the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among the Company, Holdings and the other parties thereto, as such agreement may be amended or supplemented from time to time in accordance with its terms.

“Trading Day” means a day on which the NASDAQ Capital Market or such other principal United States securities exchange on which the shares of Class A Common Stock are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if the shares of Class A Common Stock are not listed or admitted to trading on such an exchange, on the automated quotation system on which the shares of Class A Common Stock are then authorized for quotation.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock on the principal U.S. securities exchange, “over-the-counter” market or automated or electronic quotation system on which the Class A Common Stock trades, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of such Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Company).

SECTION 1.2     Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. The word “or” shall be disjunctive but not exclusive. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any applicable law. Except to the extent otherwise expressly provided herein, all references to any Holdings Unitholder shall be deemed to refer solely to such Person in its capacity as such Holdings Unitholder and not in any other capacity.

SECTION 1.3     Construction. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

SECTION 2.1     Exchange of Class B Units.

(a)            Upon the terms and subject to the conditions of this Agreement, each Holdings Unitholder shall be entitled at any time and from time to time to effect an Exchange. In the event a Holdings Unitholder wishes to effect an Exchange, such Holdings Unitholder shall (i) deliver to Holdings and the Company an Exchange Notice and (ii) surrender or, in the absence of such surrender, be deemed to have surrendered, Class B Units to Holdings (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated) to the Company representing a corresponding number of shares of Class B Common Stock) (in each case, free and clear of all Liens other than restrictions set forth in the LLC Agreement and as may arise under applicable securities laws), in each case, respectively, to Holdings’ and the Company’s addresses set forth in Section 3.6(b). In consideration for such surrender, the exchanging Holdings Unitholder shall be entitled to, at the option of the Company (acting by a majority of the disinterested members of the Board of Directors), either (A) a Cash Exchange Payment by Holdings in accordance with the instructions provided in the Exchange Notice, in which event such exchanged Class B Units and such shares of Class B Common Stock automatically shall be deemed cancelled concomitant with such payment, without any action on the part of any Person, including the Company or Holdings, or (B) the issuance by the Company to such Holdings Unitholder of a number of shares of Class A Common Stock equal to (I) the number of Class B Units exchanged multiplied by (II) the Exchange Rate, in which event such exchanged Class B Units held by the Company shall automatically be converted into a corresponding number of Class A Units (and the Class B Units so converted shall thereby cease to exist), and concomitantly with any such issuance, any exchanged Class B Common Stock automatically shall be deemed cancelled, without any action on the part of any Person, including the Company or Holdings. Each such Exchange shall, to the extent permitted by law, be treated for U.S. income tax reporting purposes as a taxable exchange of the Holdings Unitholder’s Class B Units for Class A Common Stock or a Cash Exchange Payment, as applicable, and corresponding payments under the Tax Receivable Agreement.

(b)            Following the delivery of the Exchange Notice, the Company shall deliver or cause to be delivered (i) the Cash Exchange Payment in accordance with Section 2.1(a) as promptly as practicable (but not later than five Business Days) after the Date of Exchange or (ii) if the Company elects to issue Class A Common Stock, the number of shares of Class A Common Stock deliverable upon such Exchange as promptly as practicable after the Date of Exchange (but not later than the close of business on the second Business Day immediately following the Date of Exchange), at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Company), registered in the name of the relevant exchanging Holdings Unitholder (or in such other name as is requested in writing by the Holdings Unitholder), in certificated or uncertificated form, as may be requested by the exchanging Holdings Unitholder; provided, that to the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging Holdings Unitholder set forth in the Exchange Notice, the Company shall use its reasonable best efforts to deliver the shares of Class A Common Stock deliverable to such exchanging Holdings Unitholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Holdings Unitholder by no later than the close of business on the second Business Day immediately following the Date of Exchange. An Exchange pursuant to this Section 2.1 of Class B Units, and the cancellation of shares of Class B Common Stock, for Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange whether or not the applicable Cash Exchange Payment or shares of Class A Common Stock have been delivered to the exchanging Holdings Unitholder at such time, and if the Company does not elect a Cash Exchange Payment, the Holdings Unitholder will be treated as a holder of record of Class A Common Stock as of the close of business on such Date of Exchange.

(c)            An Exchange Notice from a Holdings Unitholder may specify that the Exchange is to be (i) contingent (including as to the timing) upon the consummation of a purchase by another Person of shares of Class A Common Stock into which the Class B Units are exchangeable and/or (ii) effective upon a specified future date. In such case, a Holdings Unitholder may withdraw or amend an Exchange Notice, in whole or in part, at any time prior to the effectiveness of the Exchange by delivery of a written notice of withdrawal to the Company and Holdings specifying (A) the number of withdrawn Class B Units, (B) the number of Class B Units as to which the Exchange Notice remains in effect, if any, and (C) if the Holdings Unitholder so determines, revised timing of the Exchange or any other new or revised information permitted in the Exchange Notice.

(d)            In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of Class A Common Stock and Class B Common Stock required under the Certificate or applicable law (which approval has been granted by a vote or consent of the stockholders of the Company), the Company shall have the right to require each Holdings Unitholder to Exchange some or all of the Class B Units beneficially owned by such Holdings Unitholder (together with the cancellation of the same number of shares of Class B Common Stock) (in each case, free and clear of all Liens other than restrictions set forth in the LLC Agreement and as may arise under applicable securities laws), in consideration for the issuance by the Company to such Holdings Unitholder of a number of shares of Class A Common Stock equal to the number of Class B Units surrendered multiplied by the Exchange Rate (a “Change of Control Exchange”), such Change of Control Exchange to be effected by the surrender of such Class B Units to the Company (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated) representing a corresponding number of shares of Class B Common Stock) and the subsequent automatic conversion of such exchanged Class B Units held by the Company into an equal number of Class A Units (whereupon, the Class B Units so converted shall cease to exist and concomitantly with any such issuance, any exchanged Class B Common Stock automatically shall be deemed cancelled without any action on the part of any Person, including the Company or Holdings); provided, that if the Company requires the Holdings Unitholders to Exchange less than all of their outstanding Class B Units (and to surrender a corresponding number of shares of Class B Common Stock for cancellation), each Holdings Unitholder’s participation in the Change of Control Exchange shall be reduced pro rata. Any Change of Control Exchange shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated) (the “Change of Control Exchange Time”) and the Holdings Unitholder will be treated as a holder of record of Class A Common Stock as of the Change of Control Exchange Time. For the avoidance of doubt, (i) any Class B Units and a corresponding number of shares of Class B Common Stock held by a Holdings Unitholder that are not Exchanged or cancelled, as applicable, pursuant to a Change of Control Exchange may be Exchanged by such Holdings Unitholder pursuant to Section 2.1(a) subject to, and in accordance with, the terms thereof and (ii) notwithstanding anything to the contrary herein, the Company shall not be entitled to make a Cash Exchange Payment in the case of a Change of Control Exchange.

(e)            To effect the delivery of such shares of Class A Common Stock in connection with a Change of Control Exchange, the Company shall: (i) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Company) such number of shares of Class A Common Stock, registered in the name of the relevant Holdings Unitholder (or in such other name as is requested in writing by such Holdings Unitholder), in certificated or uncertificated form, as may be requested by such Holdings Unitholder, or (ii) if the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of such Holdings Unitholder, use its reasonable best efforts to deliver the shares of Class A Common Stock through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Holdings Unitholder.

(f)            The Company shall provide written notice (the “Change of Control Notice”) of an expected Change of Control to all Holdings Unitholders within the earlier of (i) five (5) days following the execution of the agreement with respect to such Change of Control and (ii) ten (10) days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such Change of Control Notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for LLC Units or shares of Class A Common Stock, as applicable, in the Change of Control (which consideration shall be identical whether paid for LLC Units or shares of Class A Common Stock), any election with respect to types of consideration that a holder of LLC Units or shares of Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Class B Units or shares of Class A Common Stock, as applicable, to be transferred to, or acquired by, the Acquirer by, or from, as the case may be, all stockholders in the Change of Control, and the number of Class B Units held by each Holdings Unitholder that the Company intends to require be Exchanged for shares of Class A Common Stock in connection with the Change of Control. The Holdings Unitholders shall undertake following receipt of a Change of Control Notice to not disclose any such information or trade in any securities of the Company while in possession of any material non-public information and hereby agree to execute customary written documentation effecting such undertaking upon the reasonable written request of the Company. The Company shall promptly update such Change of Control Notice in writing from time to time to reflect any material changes to such Change of Control Notice. The Company may satisfy any such Change of Control Notice and update requirements described in the preceding two sentences by providing such information on Form 8-K, Schedule TO, Schedule 14D-9 or similar form filed with the SEC.

(g)            Immediately upon the Exchange of any Class B Unit pursuant to this Section 2.1, an equal number of outstanding shares of Class B Common Stock beneficially owned by the exchanging Holdings Unitholder automatically shall be deemed cancelled without any action on the part of any Person, including the Company. Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights of the exchanging Holdings Unitholder with respect to such shares shall automatically cease and terminate.

(h)            The Company, Holdings and each Holdings Unitholder shall bear its own costs and expenses in connection with the consummation of any Exchange, including with respect to a Change of Control Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Holdings Unitholder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Holdings Unitholder), then such Holdings Unitholder or the Person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable. For the avoidance of doubt, each exchanging Holdings Unitholder shall bear any and all income or gains taxes imposed on gain realized by such exchanging Holdings Unitholder as a result of any such Exchange.

SECTION 2.2     Common Stock to be Issued.     In connection with any Exchange pursuant to which the Company shall issue Class A Common Stock, the Company reserves the right to provide shares of Class A Common Stock that are registered pursuant to the Securities Act, unregistered shares of Class A Common Stock or any combination thereof, as it may determine in its sole discretion, it being understood that all such unregistered shares of Class A Common Stock shall be entitled to the registration rights, and any limitations thereof, set forth in the Registration Rights Agreement; provided, that such holders thereof shall have agreed to join the Registration Rights Agreement as parties thereto to the extent not otherwise a party thereto.

(b)            The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuances upon any Exchange, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the Exchange of all Class B Units of Holdings that may be outstanding from time to time, including as a result of an adjustment to the Exchange Rate pursuant to Section 2.4 of this Agreement. The Company shall at all times reserve and keep available out of its authorized but unissued Class B Common Stock, such number of shares of Class B Common Stock as shall from time to time be sufficient for purposes of satisfying the obligations set forth in this Exchange Agreement. The Company shall take any and all actions necessary or desirable to give effect to the foregoing.

(c)            Prior to the effective date of any Exchange effected pursuant to this Agreement, the Company shall take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, the Company of equity securities of the Company (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Company for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of the Company, including any director by deputization. The authorizing resolutions shall be approved by either the Company’s board of directors or a committee composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of the Company (with the authorizing resolutions specifying the name of each such director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(d)            Any Class A Common Stock or Class B Common Stock to be issued by the Company in accordance with this Agreement shall be validly issued, fully paid and non-assessable.

SECTION 2.3     Capital Structure of the Company and Holdings.

(a)            The Company shall, and shall cause Holdings to, take all actions necessary so that, at all times for as long as this Agreement is in effect: (i) each Class B Unit has the same economic rights as each Class A Unit; (ii) the number of Class A Units outstanding equals the number of shares of Class A Common Stock outstanding; and (iii) one Class B Unit is exchangeable for one share of Class A Common Stock and the surrender of one share of Class B Common Stock for cancellation, subject to any adjustment to the Exchange Rate pursuant to Section 2.4 of this Agreement, in each case pursuant to this Agreement.

(b)            Upon the issuance by the Company of any shares of Class A Common Stock other than pursuant to an Exchange (including any issuance in connection with the earnout as set forth in the Merger Agreement, a business acquisition by the Company or its direct or indirect subsidiaries, an equity incentive program or upon the conversion, exercise (including cashless exercise) or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Class A Common Stock), the Company shall contribute the proceeds of such issuance, if any (net of any selling or underwriting discounts or commissions or other expenses), to Holdings in exchange for a number of newly issued Class A Units equal to the number of shares of Class A Common Stock issued.

(c)            At any time that Holdings issues a Class B Unit, the Company shall issue a share of Class B Common Stock to the recipient of such Class B Unit. Upon the conversion or cancellation of any Class B Unit pursuant to this Agreement or the LLC Agreement, the corresponding share of Class B Common Stock automatically shall be cancelled without any action on the part of any Person, including the Company. The Company may only issue shares of Class B Common Stock to Holdings Unitholders and their respective Permitted Transferees. Holdings may only issue Class B Units to Holdings Unitholders and their respective Permitted Transferees. A Holdings Unitholder may only transfer shares of Class B Common Stock to a Person if (i) such Person is a Permitted Transferee of such Holdings Unitholder and (ii) an equal number of Class B Units are simultaneously transferred to the transferee. A Holdings Unitholder may only transfer Class B Units to a Person if (A) such Person is a Permitted Transferee of such Holdings Unitholder and (B) an equal number of shares of Class B Common Stock are simultaneously transferred to the transferee.

(d)            If the Company redeems, repurchases or otherwise acquires any shares of its Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Class A Common Stock for nominal or no value), Holdings shall, coincident with such redemption, repurchase or acquisition, redeem or repurchase an identical number of Class A Units held by the Company upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of the Class A Common Stock.

(e)            The Company shall not in any manner effect any Subdivision or Combination of Class A Common Stock unless the Company and Holdings simultaneously effect a Subdivision or Combination, as the case may be, of Class B Common Stock and LLC Units, respectively, with an identical ratio as the Subdivision or Combination of Class A Common Stock. Holdings shall not in any manner effect any Subdivision or Combination of LLC Units unless the Company simultaneously effects a Subdivision or Combination, as the case may be, of Class A Common Stock and Class B Common Stock with an identical ratio as the Subdivision or Combination of LLC Units.

(f)            The Company shall not issue, and shall not agree to issue (including pursuant to any security or other instrument convertible into or exercisable or exchangeable for) any class of equity securities other than its Class A Common Stock, Class B Common Stock or one or more series of Preferred Stock that the Company may determine to issue from time to time in accordance with, and subject to the limitations contained in, the Certificate and this Section 2.3(f). The Company shall not issue any shares of Preferred Stock unless (i) Holdings issues or agrees to issue, as the case may be, to the Company a number of units, with designations, preferences and other rights and terms that are substantially the same as such shares of Preferred Stock, equal to the number of such shares of Preferred Stock issued by the Company, and (ii) the Company transfers to Holdings the proceeds (net of any selling or underwriting discounts or commissions and other expenses) of the issuance of such Preferred Stock (and agrees to transfer to Holdings any amounts paid by the holders of securities or instruments exercisable or exchangeable therefor upon their exercise or exchange, if applicable, net of expenses).

(g)            For as long as this Agreement is in effect: (i) Holdings shall not, and the Company shall cause Holdings not to, at any time, issue LLC Units except as required by this Agreement; (ii) Holdings shall not, and the Company shall cause Holdings not to, at any time, issue LLC Units to any Person other than the Company and its respective Permitted Transferees; and (iii) the Company shall not transfer any Class A Units except in connection with a Change of Control.

(h)            If the Company makes a dividend or other distribution of Company stock on its Class A Common Stock, then the Company and Holdings shall collectively make a dividend or other distribution to the Holdings Unitholders holding Class B Units of an amount of Units of Holdings and equity securities of the Company having, collectively, designations, preferences and other rights and terms (including voting rights) that are substantially the same as such distributed stock.

(i)            If the Company makes a cash dividend on the Class A Common Stock not funded by a matching pro rata dividend by Holdings on the LLC Units, then each Holdings Unitholder holding Class B Units shall, at its option either (i) be issued that number of Class B Units equal to its pro rata share of the value of such cash dividend as if such cash dividend had been paid to all holders of LLC Units or (ii) be entitled to receive from Holdings a pro rata cash amount equal to what such Holdings Unitholders would have received in connection with such dividend assuming that such Holdings Unitholder held shares of Class A Common Stock on an fully as-converted basis (regardless, for these purposes, of any limitations on Exchanges otherwise set forth herein); provided, that no Class B Units shall be issued or issuable and no cash paid to such Holdings Unitholders under this Section 2.3(i) to the extent that such cash dividend is funded with excess cash held by the Company that was accumulated because tax distributions made by Holdings to the Company exceed the Company’s actual tax liabilities.

(j)             If the Company makes a distribution of property other than cash or Company stock on the Class A Common Stock that the Company has not received through a matching pro rata distribution of such property on LLC Units by Holdings, then each Holdings Unitholder holding Class B Units shall be issued that number of Class B Units equal to its pro rata share of the aggregate value of such property as if such property had been paid to all holders of LLC Units.

(k)            For purposes of Section 2.3(i) and (j), the valuation of any issued Class B Units shall be calculated using the same methodology as that used in determining the Cash Exchange Payment under Section 2.1(a).

(l)             For the avoidance of doubt, no Exchange will impair the right of an exchanging Holdings Unitholder to receive any distribution for periods ending on or prior to the Date of Exchange for such Exchange (but for which payment had not yet been made with respect to the Class B Units in question at the time the Exchange is consummated); provided that, for purposes of this Section 2.3(l), the exchanging Holdings Unitholder’s right to receive its pro rata portion of any distribution by Holdings in respect of such periods shall not be deemed impaired to the extent that Holdings has not paid the Company its pro rata portion of such distribution prior to the consummation of the applicable Exchange.

SECTION 2.4     Adjustment. Without limiting anything set forth in Section 2.3:

(a)            In the event there is any (i) Subdivision or Combination of the shares of Class B Common Stock or Class B Units that is not accompanied by an equivalent subdivision or combination of the Class A Common Stock; or (ii) Subdivision or Combination of the Class A Common Stock that is not accompanied by an equivalent subdivision or combination of the shares of Class B Common Stock and Class B Units, the Exchange Rate shall be equitably adjusted accordingly.

(b)            If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Holdings Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Holdings Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any Subdivision or Combination of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.4(b) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(c)            This Agreement shall apply to the Class B Units and shares of Class B Common Stock held by the Holdings Unitholder and their Permitted Transferees as of the date hereof, as well as any Class B Units and shares of Class B Common Stock hereafter acquired by a Holdings Unitholder or its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Class B Units” or “Class B Common Stock” shall be deemed to include, any security, securities or other property of the Company or Holdings which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Class B Units, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

SECTION 2.5     Withholding. If the Company shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the Company shall be entitled to take such action as it deems appropriate, in its reasonable discretion, in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that the Company may be required to withhold with respect to such Exchange (provided that the fair market value of a share of Class A Common Stock shall be determined based on the average of the daily VWAP of a share of Class A Common Stock for the five (5) Trading Days immediately prior to the date of withholding), provided that, there shall be no withholding on account of U.S. federal income tax on a payment in respect to any Exchange with respect to a payment to or on account of a Holdings Unitholder provided that such Holdings Unitholder provides in a certification of non-foreign status, in form and substance consistent with Treasury Regulations Section 1.1445-2(b) and Treasury Regulations Section 1.446(f)-2(b)(2), and an IRS Form W-9 claiming a complete exemption from backup withholding on the written request of the Company. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Holdings Unitholder.

ARTICLE III

SECTION 3.1     Representations and Warranties of the Company. The Company represents and warrants that (a) it is a corporation duly incorporated and is validly existing under the laws of the State of Delaware, (b) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, including the issuance of Class A Common Stock and Class B Common Stock in accordance with the terms hereof, (c) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Class A Common Stock and Class B Common Stock) have been duly authorized by all necessary corporate action on the part of the Company, (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (e) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate or the Bylaws of the Company, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

SECTION 3.2     Representations and Warranties of Holdings. Holdings represents and warrants that (a) it is a limited liability company duly formed and is validly existing under the laws of the State of Delaware, (b) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, (c) the execution and delivery of this Agreement by Holdings and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Holdings, (d) this Agreement constitutes a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (e) the execution, delivery and performance of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby will not (i) result in a violation of the LLC Agreement, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which Holdings is a party or by which any property or asset of Holdings is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Holdings or by which any property or asset of Holdings is bound or affected, and (f) Holdings is an entity treated as a partnership for U.S. federal income tax purposes and is not classified as a “publicly traded partnership” as defined under Section 7704 of the Code.

SECTION 3.3     Representations and Warranties of the Holdings Unitholders. Each Holdings Unitholder, severally and not jointly, represents and warrants that (a) if such Holdings Unitholder is not a natural person, it is duly formed and validly existing under the laws of the state of its formation, (b) it has all requisite power and authority (or, in the case of any Holdings Unitholder that is a natural person, the legal capacity) to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (c) the execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby have been duly authorized by all necessary entity or other action on the part of such Holdings Unitholder, (d) this Agreement constitutes a legal, valid and binding obligation of such Holdings Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (e) each Holdings Unitholder is the legal and beneficial owner of the Class B Units issued to such Holder pursuant to the terms of the Merger Agreement and (f) the execution, delivery and performance of this Agreement by such Holdings Unitholder and the consummation by such Holdings Unitholder of the transactions contemplated hereby will not (i) if such Holdings Unitholder is not a natural person, result in a violation of the certificate of incorporation and bylaws or other organizational documents of such Holdings Unitholder, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which such Holdings Unitholder is a party or by which any property or asset of such Holdings Unitholder is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Holdings Unitholder or by which any property or asset of such Holdings Unitholder is bound or affected.

SECTION 3.4     Number of Shares. The Company covenants and agrees that at all times the number of shares of Class A Common Stock issued and outstanding shall equal the number of Class A Units issued and outstanding and the number of shares of Class B Common Stock issued and outstanding shall equal the number of Class B Units issued and outstanding.

SECTION 3.5     Additional Holdings Unitholders. To the extent a Holdings Unitholder validly transfers any or all of such Class B Units (together with the corresponding number of shares of Class B Common Stock) to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement or the Registration Rights Agreement, then such transferee (each, a “Permitted Transferee”) shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holdings Unitholder hereunder. To the extent Holdings issues Class B Units in the future (other than to the Company), then the holder of such Class B Units shall have the right, to the extent not otherwise a party to this Agreement, to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Holdings Unitholder hereunder.

SECTION 3.6     Addresses and Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or e-mail, with confirmation of transmission, or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

(a)            If to the Company, to:

Roman DBDR Tech Acquisition Corp.

2877 Paradise Road, #702

Las Vegas, Nevada 89109

Attention: Dr. Donald Basile; Dixon Doll, Jr.; John Small

Phone: (650) 618-2524

Email: don.basile@romandbdr.com; drdolljr@gmail.com; jcsmall@romandbdr.com with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Anthony J. McCusker; Jocelyn M. Arel; Gregg L. Katz

Phone: (617) 570-1000

Email: amccusker@goodwinlaw.com; jarel@goodwinlaw.com; gkatz@goodwinlaw.com

(b)            If to Holdings, to:

CompoSecure Holdings, L.L.C.
309 Pierce Street

Somerset, New Jersey 08873

Attention:	Jonathan C. Wilk, President and CEO
Phone:	(908) 518-0500, ext. 2220
Email:	jwilk@composecure.com

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attention:	Barbara J. Shander and Kevin S. Shmelzer
Phone:	(215) 963-5029 and (215) 963-5716
Email:	barbara.shander@morganlewis.com and kevin.shmelzer@morganlewis.com

(c)            If to any Holdings Unitholder, to the address and other contact information set forth in the records of Holdings from time to time.

The Company or Holdings may designate, by notice to all of the Holdings Unitholders, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees. Holdings Unitholders may designate, by notice to the Company and Holdings, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

SECTION 3.7     Further Assurances. The parties shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary from time to time to make effective this Agreement and the transactions contemplated herein.

SECTION 3.8     Termination. This Agreement shall terminate and be of no further force or effect when no Class B Units remain outstanding.

SECTION 3.9     No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns (including any Permitted Transferees that have executed a joinder to this Agreement).

SECTION 3.10  Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

SECTION 3.11   Amendment; Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of the Company, Holdings, and the holders of a majority of the then outstanding Class B Units. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

SECTION 3.12   Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United Stated District for the District of Delaware) for the purposes of any Legal Proceeding arising out of this Agreement, the or the transactions contemplated hereby, and agrees to commence any such Legal Proceeding only in such courts. Each party hereto further agrees that service of any process, summons, notice or document by United States registered mail to such party’s respective address set forth herein shall be effective service of process for any such Legal Proceeding. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

SECTION 3.13   Tax Treatment. For purposes of the Code and the Treasury Regulations promulgated thereunder, this Agreement shall be treated as part of the LLC Agreement of Holdings as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. An Exchange under this Agreement is intended to constitute a taxable sale pursuant to Section 1001 of the Code and shall, to the extent permitted by law, be so treated for U.S. income tax reporting purposes.

SECTION 3.14  Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available and no party shall oppose the granting of such relief on the basis that money damages would be sufficient.

SECTION 3.15   Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 3.16   Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.16.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

COMPANY

COMPOSECURE, INC.

By:	/s/ Dr. Donald G. Basile
	Name:	Dr. Donald G. Basile
	Title:	Co-Chief Executive Officer

[Signature Page To Exchange Agreement]

HOLDINGS

COMPOSECURE HOLDINGS, L.L.C.

By:	/s/ Jonathan C. Wilk
	Name:	Jonathan C. Wilk
	Title:	Chief Executive Officer

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

By:	/s/ Michele D. Logan
Name: Michele D. Logan

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

EPHESIANS 3:16 HOLDINGS LLC

By:	/s/ Michele D. Logan
Name: Michele D. Logan
Title: Manager

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

CAROL D. HERSLOW CREDIT SHELTER TRUST B

By:	/s/ Michele D. Logan
Name: Michele D. Logan
Title: Trustee

CAROL D. HERSLOW CREDIT SHELTER TRUST B

By:
Name: John H. Herslow
Title: Trustee

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

CAROL D. HERSLOW CREDIT SHELTER TRUST B

By:
Name: Michele D. Logan
Title: Trustee

CAROL D. HERSLOW CREDIT SHELTER TRUST B

By:	/s/ John H. Herslow
Name: John H. Herslow
Title: Trustee

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

By:	/s/ Luis DaSilva
Name: Luis DaSilva

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

LLR EQUITY PARTNERS IV, L.P.

By: LLR Capital IV, L.P., its general partner
By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name: Mitchell Hollin
Title: Member

LLR EQUITY PARTNERS PARALLEL IV, L.P..

By: LLR Capital IV, L.P., its general partner
By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name: Mitchell Hollin
Title: Member

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

KEVIN KLEINSCHMIDT 2016 TRUST DATED JANUARY 22, 2016

By:	/s/ Sarah Kleinschmidt
Name: Sarah Kleinschmidt
Title: Trustee

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

By:	/s/ Richard Vague
Name: Richard Vague

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

By:	/s/ B. Graeme Frazier, IV
Name: B. Graeme Frazier, IV

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

By:	/s/ Joseph M. Morris
Name: Joseph M. Morris

[Signature Page To Exchange Agreement]

HOLDINGS UNITHOLDER

COMPOSECURE EMPLOYEE, L.L.C.

By:	/s/ Jonathan C. Wilk
Name:	Jonathan C. Wilk
Title:	Manager

[Signature Page To Exchange Agreement]